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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4,1998

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                          ORBITAL SCIENCES CORPORATION

         DELAWARE                    0-18287                         06-1209561
(State of incorporation)      (Commission File Number)        (I.R.S. Employer I.D. No.)

                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                          (Address and telephone number
                         of principal executive offices)




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ITEM 5. OTHER EVENTS

        On May 4,1998, Orbital Sciences Corporation (the "Company") announced that it has been selected as the space segment prime contractor for the initial equatorial satellite network (known as the "ECCO" satellite telephone system) of CCI International N.V.("CCI"). Subject to negotiation of definitive documentation, the Company would receive a contract, valued at approximately $450 million, to provide CCI with construction and launch services for 12 low-orbit communications satellites, and would provide CCI with up to $150 million in equity capital and vendor financing.

        In addition, on May 4, 1998, the Company announced that it has terminated discussions regarding a potential investment in, and procurement agreement for, the "Ellipso" satellite network of Mobile Communications Holdings, Inc.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ORBITAL SCIENCES CORPORATION

Date: May 6, 1998                      By: /s/ Jeffrey V. Pirone
                                           -----------------------
                                           Jeffrey V. Pirone
                                           Executive Vice President and
                                            Chief Financial Officer



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